Exhibit 1(a)

CNH EQUIPMENT TRUST 200X-Y

        % CLASS A-1 ASSET BACKED NOTES

        % CLASS A-2 ASSET BACKED NOTES

         % CLASS A-3 ASSET BACKED NOTES

FLOATING RATE CLASS A-4a ASSET BACKED NOTES

         % CLASS A-4b ASSET BACKED NOTES

          % CLASS B ASSET BACKED NOTES

          % CLASS C ASSET BACKED NOTES

CNH CAPITAL RECEIVABLES LLC.

UNDERWRITING AGREEMENT

[Month Day], 200X

as Representatives of the Several Underwriters

Ladies and Gentlemen:

1.             Introductory. CNH Capital Receivables LLC, a Delaware limited liability company (the “Seller”), proposes to cause CNH Equipment Trust 200X-Y (the “Trust”) to issue and sell $              principal amount of             % Class A-1 Asset Backed Notes (the “A-1 Notes”), $               principal amount of                   % Class A-2 Asset Backed Notes (the “A-2 Notes”), $                   principal amount of               % Class A-3 Asset Backed Notes (the “A-3 Notes”), $                 principal amount of Floating Rate Class A-4a Asset Backed Notes (the “A-4a Notes”), $                 principal amount of                % Class A-4b Asset Backed Notes (the “A-4b Notes”), $                principal amount of                 % Class B Asset Backed Notes (the “B Notes”) and $                 principal amount of                  % Class C Asset Backed Notes (the “C Notes” and, together with the A-1 Notes, the A-2 Notes, the A-3 Notes, the A-4a Notes, the A-4b Notes and the B Notes, the “Notes”), to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”).

The assets of the Trust include, among other things, a pool of retail installment sale contracts (the “Receivables”) secured by new or used agricultural or construction equipment and the related security interests in the equipment financed thereby.  The Receivables were sold to the Trust by the Seller. The Receivables are serviced for the Trust by New Holland Credit Company, LLC, a

Delaware limited liability company (“New Holland”).  New Holland has appointed Systems & Services Technologies, Inc. (“SST”) to act as backup servicer of Receivables pursuant to the Backup Servicing Agreement, dated as of                        , 200X (as amended and supplemented from time to time, the “Backup Servicing Agreement”) among the Seller, New Holland, as servicer, the Trust, SST, as backup servicer, and [JPMorgan Chase Bank, N.A.], as indenture trustee (the “Indenture Trustee”). The Notes will be issued pursuant to the Indenture to be dated as of [Month ] 1, 200X (as amended and supplemented from time to time, the “Indenture”), between the Trust and the Indenture Trustee.

Simultaneously with the issuance and sale of the Notes as contemplated in this Agreement, the Trust will issue to the Seller certificates representing fractional undivided equity interests in the Trust (the “Certificates”). The Notes and the Certificates are sometimes referred to herein as the “Securities.”

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Sale and Servicing Agreement to be dated as of [Month ] 1, 200X (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Trust, the Seller and New Holland, as servicer, or, if not defined therein, in the Indenture or the Trust Agreement dated as of [Month ] 1, 200X (as amended and supplemented from time to time, the “Trust Agreement”), between the Seller and The Bank of New York, as trustee (the “Trustee”).

In addition, for purposes of this Agreement, “Effective Time” means, with respect to the registration statement referred to in Section 2(a) below, the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Securities Exchange Commission (the “SEC”), and “Effective Date” means the date of the Effective Time. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Securities Act of 1933, as amended (the “Act”), and including the exhibits thereto and any material incorporated by reference therein, are hereinafter referred to as the “Registration Statement.” “Basic Prospectus” shall mean the prospectus referred to above contained in the Registration Statement at the Effective Date including the Preliminary Prospectus, as most recently revised or amended and filed with the Commission pursuant to Rule 424(b) or Rule 429. “Preliminary Prospectus” shall mean the Basic Prospectus, as supplemented by the preliminary prospectus supplement which describes the Securities and the offering thereof and is used prior to filing of the Prospectus. “Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. “Rule 430A Information” means information with respect to the Securities and the offering of the Securities permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Unless otherwise indicated, any reference to a rule or regulation refers to such rule or regulation under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. “Free Writing Prospectus” shall mean a “free-writing prospectus,” as defined pursuant to Rule 405 under the Act, and “Trust Free Writing Prospectus” shall mean any Free Writing Prospectus that is included in the Time of Sale Information.

At or prior to   :       .m. on [Month day], 200X (the “Time of Sale”), the Seller had prepared the Preliminary Prospectus [and [DESCRIBE ANY FREE WRITING PROSPECTUS]] ([collectively,] the “Time of Sale Information”). If, subsequent to the date of this Agreement, the Seller and the Representatives determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representatives advise the Seller that the Underwriters have reformed the purchase contracts with investors of the Notes, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first reformed purchase contract, including any information that corrects such material misstatements or omissions (such new information, the “Corrective Information”).

2.             Representations and Warranties. The Seller, and with respect to items (e), (f), (h), (i), (j), (k), (l), (m), (n), (o), (q), (r), (s), (t) and (u) as they relate to CNH Capital America LLC, a Delaware limited liability company (“CNHCA”) and/or New Holland, CNHCA, represent and warrant to, and agree with, each Underwriter as of the date hereof and as of the Closing Date that:

(a)           The Seller meets the requirements for use of Form S-3 under the Act, and has filed with the Commission a registration statement (Registration No. 333-130656) on such Form, including a preliminary basic prospectus and a preliminary prospectus supplement for registration under the Act of the offering and sale of the Securities.  The Seller may have filed one or more amendments thereto as may have been required to the date hereof, each of which amendments has been previously furnished to you.  The Seller will next file with the Commission one of the following: (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final basic prospectus and the form of final prospectus supplement relating to the Securities), (ii) after effectiveness of such registration statement, a final basic prospectus and a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b)(1) or (4), or (iii) after the effectiveness of such registration statement, a final basic prospectus and a final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b)(2) or (5). In the case of clauses (ii) and (iii), the Seller has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the Rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other such required information with respect to the Securities and the offering thereof and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary basic prospectus and preliminary prospectus supplement that have previously been furnished to you) as the Seller has advised you, prior to the Execution Time, will be included or made therein. If the registration statement contains the undertaking specified by Regulation S-K Item 512(a), the registration statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)           The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representation or warranty as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through you specifically for use in the Time of Sale Information, it being agreed that the only such information consists of the “Underwriter Information” (as defined in paragraph (d) below); and provided further that if subsequent to the Time of Sale but prior to or on the Closing Date the Seller and the Representatives determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, for purposes of this paragraph as it refers to the Closing Date, Time of Sale Information will include information available to purchasers on the Closing Date including Corrective Information.

(c)           Other than the Preliminary Prospectus and the Prospectus, the Seller (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize any “written communication” (as defined in Rule 405) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than any Trust Free Writing Prospectus included in the Time of Sale Information and other written communication approved by the Representatives. Any Trust Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with Section 9 (to the extent required by Rule 433).

(d)           On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder (the “Rules and Regulations”); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through you specifically for use in connection with preparation of the Registration Statement or the Prospectus (or any supplement thereto), it being agreed that the only such information consists of the statements in the [second and sixth] paragraphs (concerning initial offering prices, concessions and reallowances) and in the [fourth and eighth]

paragraphs (concerning overallotment, stabilizing transactions and syndicate covering transactions) under the heading “Underwriting” in the Prospectus Supplement (such information, the “Underwriter Information”). As of the Closing Date, the Seller’s representations and warranties in the Sale and Servicing Agreement and the Trust Agreement will be true and correct in all material respects.

(e)           Each of CNHCA and the Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement and the Purchase Agreement and, in the case of the Seller, the Sale and Servicing Agreement and the Backup Servicing Agreement, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(f)            New Holland has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(g)           On the Closing Date, upon delivery thereof, the Liquidity Receivables Purchase Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Backup Servicing Agreement will have been duly authorized, executed and delivered by the Seller, and will be legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(h)           On the Closing Date, upon delivery thereof, the Liquidity Receivables Purchase Agreement and the Purchase Agreement will have been duly authorized, executed and delivered by CNHCA and will be legal, valid and binding obligations of CNHCA enforceable against CNHCA in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(i)            On the Closing Date, upon delivery thereof, the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement will have been duly authorized, executed and delivered by New Holland and will be legal, valid and binding obligations of New Holland enforceable against New Holland in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(j)            This Agreement has been duly authorized, executed and delivered by each of the Seller and CNHCA.

(k)           The execution, delivery and performance of this Agreement, the Liquidity Receivables Purchase Agreement, the Purchase Agreement, the Trust Agreement, the Administration Agreement, the Sale and Servicing Agreement, the Indenture and the Backup Servicing Agreement and the other documents and certificates delivered in connection therewith (such agreements, documents and certificates, excluding this Agreement, being, collectively, the “Basic Documents”), as applicable, by CNHCA and the Seller, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of formation, limited liability company agreement or by-laws of CNHCA, New Holland or the Seller or any material agreement or instrument to which CNHCA, New Holland or the Seller is a party or by which CNHCA, New Holland or the Seller is bound or to which any of the properties of CNHCA, New Holland or the Seller is subject.

(l)            The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by CNHCA, New Holland and the Seller, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or any order of any governmental agency or body or any court having jurisdiction over CNHCA, New Holland or the Seller or any of their properties.

(m)          There are no actions, proceedings or investigations pending or threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by CNHCA, New Holland or the Seller, as applicable, of its obligations under, or the validity or enforceability of, this Agreement or the Basic Documents.

(n)           On the Closing Date, upon delivery thereof, each of the CNHCA Assignment dated as of the Closing Date from CNHCA to the Seller and the assignments of Receivables from CNHCA to the Seller pursuant to the Liquidity Receivables Purchase Agreement has been duly authorized, executed and delivered by CNHCA.

(o)           If the Time of Sale Information includes any Trust Free Writing Prospectus, then the Seller is not, and on the date on which the first bona fide offer of the Notes is made will not be, an “ineligible issuer”, as defined in Rule 405.

(p)           When the Notes have been duly executed and delivered by the Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(q)           No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Basic Documents, except such as are required and have been or will be obtained and made on or prior to the Closing Date under the Act and such as may be required under state securities laws.

(r)            Since            , 200X there has not been any material adverse change in the business, results of operations, condition (financial or otherwise), prospects, or material properties or assets of the Seller, CNHCA, New Holland or CNH America LLC.

(s)           The computer tape of the Receivables created as of                  , 200X and made available to the Representatives by the Servicer, was complete and accurate in all material respects as of the date thereof and includes a description of the Receivables that are described in the Assignment.

(t)            Any taxes, fees and other governmental charges that have been assessed and are known to the Seller, CNHCA or New Holland to be due in connection with the execution, delivery and issuance of the Basic Documents shall have been paid by the Seller, CNHCA or New Holland at or prior to the Closing Date (as defined in Section 1 hereof).

(u)           None of the Seller, CNHCA or New Holland is in violation of its certificate of formation, limited liability company agreement or by-laws or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or on the Seller’s, CNHCA’s or New Holland’s respective ability to perform its obligations under the Basic Documents.

3.             Purchase, Sale, and Delivery of the Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the respective Classes of Notes in the respective principal amounts and at the respective purchase prices set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Notes shall be made at the office of Mayer Brown Rowe & Maw LLP, 71 S. Wacker Drive, Chicago, Illinois 60606 (or such other place as the Seller and the Representatives shall agree), on               , 200X (the “Closing Date”). Delivery of the Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller. The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.

4.             Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

5.             Representations and Warranties of the Underwriters.

(a)           Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Seller, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(i)            to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)           to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)          in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section 5(a), the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.  “European Economic Area” means Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

(b)           Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Seller that:

(i)            It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(ii)           It has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.

6.             Covenants of the Seller. The Seller covenants and agrees with each of the Underwriters that:

(a)           The Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Notes, the Seller will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Seller has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.  Subject to Section 9, the Seller will file any Trust Free Writing Prospectus to the extent required by Rule 433.

(b)           The Seller will advise you promptly of any proposal to amend or supplement the Registration Statement as filed, or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Seller will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller will also advise you promptly of the effectiveness of the Registration Statement and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

(c)           If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Seller promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission, or effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of any Underwriter hereunder.

(d)           As soon as practicable, but not later than fourteen months after the original effective date of the Registration Statement, the Seller will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Act.

(e)           The Seller will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

(f)            The Seller will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

(g)           For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to you the annual statements of compliance and the annual independent certified public accountants’ reports furnished to the Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee or the Indenture Trustee.

(h)           So long as any of the Notes is outstanding, the Seller will furnish to you (i) as soon as practicable after the end of each fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority which is otherwise publicly available, as you may reasonably request.

(i)            On or before the Closing Date, the Seller shall cause the computer records of the Seller, CNHCA and New Holland relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date none of the Seller, CNHCA or New Holland shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

(j)            To the extent, if any, that the ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

(k)           For the period beginning on the date of this Agreement and ending seven days after the Closing Date, unless waived by the Underwriters, none of the Seller, CNHCA or any trust originated, directly or indirectly, by the Seller or CNHCA will offer to sell or sell notes (other than the Notes and commercial paper notes offered pursuant to CNHCA’s existing asset-backed commercial paper program) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to retail agricultural or construction equipment installment sale contracts.

(l)            On or prior to each Subsequent Transfer Date, the Seller shall deliver to the Representatives (i) a duly executed Subsequent Transfer Assignment including a schedule of the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, (ii) a copy of the letter from a firm of independent nationally recognized certified public accountants to be delivered to the Trustee and the Indenture Trustee pursuant to Section 2.2(b)(xv) of the Sale and Servicing Agreement, and (iii) a copy of the Officer’s Certificate delivered to the Indenture Trustee and the Trustee pursuant to Section 2.2(b)(xvi) of the Sale and Servicing Agreement.

(m)          The Seller will enter into, and will cause the Issuer to enter into, each Basic Document to which this Agreement and each Basic Document contemplates the Seller and/or the Issuer will be a party on or prior to the Closing Date.

7.             Payment of Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the fees and disbursements of the Indenture Trustee and its counsel, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, (iv) the fees and disbursements of CNHCA’s and the Seller’s counsel and accountants, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 6(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Notes and of the Preliminary Prospectus) and the Prospectus and of each amendment thereto, (viii) any fees charged by rating agencies for the rating of the Notes and (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

8.             Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of CNHCA and the Seller herein, to the accuracy of the statements of officers of CNHCA and the Seller made pursuant to the provisions hereof, to the performance by CNHCA and the Seller of their respective obligations hereunder and to the following additional conditions precedent:

(a)           If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date.

(b)           The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 6(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

(c)           On or prior to the Closing Date, you shall have received a letter or letters, dated as of the date of the Closing Date, of Deloitte & Touche LLP independent public accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel concerning information at the Time of Sale and as of the Closing Date.

(d)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, New Holland, CNHCA, CNH America LLC or CNH Global N.V. which, in the judgment of the Underwriters, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of CNH America LLC or CNH Global N.V. on any exchange or in the over-the-counter market which, in the judgment of the Underwriters, makes it impractical or inadvisable to market the Notes; (iv) any banking moratorium declared by Federal or New York authorities; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency or any material change in the financial markets if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; or (vi) a material disruption has occurred in securities settlement or clearance services in the United States.

(e)           You shall have received an opinion or opinions (or, in the case of the penultimate paragraph of this clause (e), a negative assurance letter) of counsel to CNHCA and the Seller, addressed to you, as Representatives of the several Underwriters, the Trustee and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            Each of CNHCA and the Seller is an existing limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Purchase Agreement and, in the case of the Seller, the Sale and Servicing Agreement and the Backup Servicing Agreement, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(ii)           The direction by the Seller to the Trustee to authenticate the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Trustee in accordance with the Trust Agreement, the Certificates will be legally issued, fully paid and non-assessable subject to the obligations of the Seller under Section 2.10 of the Trust Agreement and entitled to the benefits of the Trust Agreement.

(iii)          The direction by CNHCA to the Indenture Trustee to authenticate the Notes has been duly authorized by CNHCA, and, when the Notes have been duly executed and delivered by the Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(iv)          The Liquidity Receivables Purchase Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Backup Servicing Agreement have been duly authorized, executed and delivered by the Seller, and are legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(v)           This Agreement has been duly authorized, executed and delivered by each of the Seller and CNHCA.

(vi)          The Liquidity Receivables Purchase Agreement and the Purchase Agreement have been duly authorized, executed and delivered by CNHCA and are legal, valid and binding obligations of CNHCA enforceable against CNHCA in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(vii)         The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by CNHCA and the Seller, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of formation, limited liability company agreement or by-laws of CNHCA or the Seller or any material agreement or instrument known to such counsel after due inquiry to which CNHCA or the Seller is a party or by which CNHCA or the Seller is bound or to which any of the properties of CNHCA or the Seller is subject.

(viii)        The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by CNHCA and the Seller, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or, to such counsel’s knowledge, any order of any governmental agency or body or any court having jurisdiction over CNHCA or the Seller or any of their properties.

(ix)           There are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by CNHCA or the Seller, as applicable, of its obligations under, or the validity or enforceability of, this Agreement or the Basic Documents.

(x)            Each of the CNHCA Assignment dated as of the Closing Date from CNHCA to the Seller and the assignments of Receivables from CNHCA to the Seller pursuant to the Liquidity Receivables Purchase Agreement have been duly authorized, executed and delivered by CNHCA.

(xi)           Assuming that CNHCA’s standard procedures have been followed with respect to the creation of the Receivables, CNHCA obtains from each Dealer either an absolute ownership interest or a security interest in the Receivables originated by that Dealer, which ownership or security interest (whichever it may be) is perfected and prior to any other interests that may be perfected only by possession of a Receivable or the filing of a financing statement in accordance with the UCC. Assuming that CNHCA’s standard procedures with respect to the perfection of a security interest in the equipment financed by CNHCA pursuant to retail agricultural, construction or other equipment installment sale contracts in the ordinary course of CNHCA’s business have been followed with respect to the perfection of security interests in the Financed Equipment, CNHCA has acquired either a perfected security interest in the Financed Equipment or a perfected security interest in the Receivables, which indirectly provides CNHCA with a security interest in the Financed Equipment that is perfected as against the obligor’s creditors; provided, however, that such opinion need not address any equipment that is subject to a certificate of title statute.

(xii)          The Indenture constitutes a grant by the Trust to the Indenture Trustee, acting under the Indenture for the benefit of the Holders of the Notes, of a valid security interest in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “NYUCC”). Under the NYUCC, the internal laws of the State of Delaware govern perfection by filing of financing statements of the security interest of the Indenture Trustee in the Trust Estate as against the Trust.

(xiii)         The security interest granted under the Indenture will be perfected upon the execution and delivery of the Basic Documents and the filing of a UCC financing statement with the Delaware Secretary of State and will constitute a first priority perfected security interest therein. No filing or other action, other than the execution and delivery of the Basic Documents and the filing of the UCC financing statement with the Delaware Secretary of State referred to above, is necessary to perfect and maintain the security interest of the Indenture Trustee in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing against third parties.

(xiv)        The Receivables are tangible chattel paper as defined in the NYUCC.

(xv)         The Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Interest Rate Swap Agreement, the Purchase Agreement, the Liquidity Receivables Purchase Agreement and the Backup Servicing Agreement conform in all material respects with the description thereof contained in the Prospectus and any supplement thereto.

(xvi)        The statements in the Basic Prospectus under the headings “Risk Factors—Possible liability for third party claims may cause payment delays or losses”, “Legal Aspects of the Receivables”, and “ERISA Considerations,” and in the Prospectus Supplement under the headings “Summary of Terms — ERISA Considerations” and “ERISA Considerations,” to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

(xvii)       The statements contained in the Basic Prospectus and any supplement thereto under the headings “Description of the Notes”, “Description of the Certificates”, “Administrative Information About the Securities” and “Description of the Transaction Agreements” and in the Prospectus Supplement under the headings “Description of Notes”, “Description of the Certificates”, “Description of the Transaction Agreements” and “The Interest Rate Swap Agreement”, insofar as such statements constitute a summary of the Notes, the Certificates, the Indenture, the Administration Agreement, the Sale and Servicing Agreement, the Interest Rate Swap Agreement, the Trust Agreement and the Backup Servicing Agreement, fairly present the matters referred to therein.

(xviii)      No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Interest Rate Swap Agreement or the Basic Documents, except such as are required and have been obtained and made under the Act and such as may be required under state securities laws (it being understood that this opinion will be given only with respect to such consents, approvals, authorizations, orders and filings that, in such counsel’s experience, are customarily applicable in transactions of the type contemplated by this Agreement, the Interest Rate Swap Agreement and the Basic Documents).

(xix)         The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xx)          The Indenture has been duly qualified under the Trust Indenture Act.

(xxi)         The Seller is not, and will not as a result of the offer and sale of the Notes as contemplated in the Prospectus and this Agreement or as a result of the issuance of the Certificates become, an “investment company” as defined in the Investment Company Act or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.

(xxii)        The Registration Statement has become effective under the Act, any required filing of the Basic Prospectus, the Preliminary Prospectus and the Prospectus and any supplements thereto pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of the Closing Date (in the case of the Registration Statement) and as of their respective issue dates (in the case of the Prospectus and each supplement thereto), complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(xxiii)       The Indenture, the Sale and Servicing Agreement, the Interest Rate Swap Agreement, the Administration Agreement and the Backup Servicing Agreement have been duly authorized and, when duly executed and delivered by the Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

The opinions of counsel to CNHCA and the Seller shall also contain opinions with respect to certain matters related to the creation, perfection and priority of the security interests in the Receivables and the related Financed Equipment, which opinions shall be satisfactory in form and substance to you and your counsel.

The negative assurance letter of counsel to CNHCA and the Seller shall also state that such counsel has examined various documents and participated in conferences with representatives of CNHCA, the Seller, their counsel and their accountants and with representatives of the Underwriters, at which time the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed. However, except as specifically noted above, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus.  Subject to the foregoing, such counsel shall advise you that no facts have come to their attention that cause them to believe that (x) the Registration

Statement, at the time it became effective, contained any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements in the Registration Statement not misleading, (y) the Time of Sale Information, as of the Time of Sale, considered as a whole and together with the statements in the Prospectus with respect to items dependent upon the pricing terms and delivery date of the Notes, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made or (z) the Prospectus, as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements in the Prospectus not misleading in light of the circumstances under which they were made (in each of clauses (x), (y) and (z), except for the financial statements and related schedules or other financial or statistical data included or incorporated by reference therein, as to which such counsel will not be called upon to express a belief).

Such counsel shall also opine as to such matters as the Underwriters may reasonably request.

(f)            You shall have received an opinion or opinions of counsel to New Holland, addressed to you, as Representatives of the several Underwriters, the Trustee and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            New Holland is an existing limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(ii)           The Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by New Holland, and are legal, valid and binding obligations of New Holland enforceable against New Holland in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(iii)          The execution, delivery and performance of the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement by New Holland, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of formation, limited liability company agreement or by-laws of New Holland or any material agreement or instrument known to such counsel after due inquiry to which New Holland is a party or by which New Holland is bound or to which any of the properties of New Holland is subject.

(iv)          The execution, delivery and performance of the Sale and Servicing Agreement, the Backup Servicing Agreement and the Administration Agreement by New

Holland, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or, to such counsel’s knowledge, any order of any governmental agency or body or any court having jurisdiction over New Holland or any of its properties.

(v)           There are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Sale and Servicing Agreement, the Backup Servicing Agreement or the Administration Agreement, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Sale and Servicing Agreement, the Backup Servicing Agreement or the Administration Agreement or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by New Holland of its obligations under, or the validity or enforceability of the Sale and Servicing Agreement, the Backup Servicing Agreement or the Administration Agreement.

Such counsel shall also opine as to such other matters as the Underwriters may reasonably request.

(g)           You shall have received an opinion of Mayer Brown Rowe & Maw LLP, special Illinois tax counsel for the Trust, addressed to you, as Representatives of the several Underwriters, and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that the statements in the Basic Prospectus under the headings “Illinois State Tax Consequences” and in the Prospectus Supplement under the heading “Summary of Terms — Tax Status” (to the extent relating to Illinois tax consequences), accurately describe the material Illinois tax consequences to holders of the Securities. Mayer Brown Rowe & Maw LLP, in its capacity as special Illinois counsel to CNHCA and the Seller, shall have delivered an opinion with respect to the perfection and priority of the respective interests of the Seller and the Trust in the Receivables under Illinois Law.

(h)           You shall have received an opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Pennsylvania tax counsel for the Trust, addressed to you, as Representatives of the several Underwriters, and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

(i)            You shall have received an opinion addressed to you, as Representatives of the several Underwriters, of Mayer Brown Rowe & Maw LLP, in its capacity as Federal tax counsel for the Trust, to the effect that the statements in the Basic Prospectus under the heading “U.S. Federal Income Tax Consequences” and in the Prospectus Supplement under the heading “Summary of Terms — Tax Status” (to the extent relating to Federal income tax consequences) accurately describe the material Federal income tax consequences to holders of the Securities.

(j)            You shall have received from Sidley Austin Brown & Wood LLP, in its capacity as counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Notes and such other related matters as you may reasonably require, and CNHCA and the Seller shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)           You shall have received an opinion or opinions addressed to you, as Representatives of the several Underwriters, CNHCA and the Seller of counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            The Indenture Trustee is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America, and has full power and authority to execute, deliver and perform its obligations under the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement.

(ii)           Each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement has been duly authorized, executed and delivered by the Indenture Trustee.

(iii)          Each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Estate and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws affecting the enforcement of creditors’ rights generally, and the rights of creditors of national banking associations, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv)          No authorizations, consents or approvals of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Illinois governing the banking or trust powers of the Indenture Trustee is required for the execution, delivery or performance by the Indenture Trustee of each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement.

(v)           The Notes have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

(vi)          Neither the execution, delivery or performance by the Indenture Trustee of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement nor the compliance with the terms and provisions thereof, nor the performance of its obligations thereunder, conflicts or results in a breach of or constitutes a default under any of the terms, conditions or provisions of any law, government rule or regulation of the United States or the State of Illinois governing the banking or trust powers of the Indenture Trustee or the Charter or By-Laws of the Indenture Trustee or, to such counsel’s knowledge, any order, writ, injunction or decree of any court or governmental authority against the Indenture Trustee or by which it or any of its properties is bound or, to such counsel’s knowledge, any indenture, mortgage or contract or other agreement or instrument to which the Indenture Trustee is a party or by which it or any of its properties is bound, or results in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any agreement or instrument, except encumbrances and security interests contemplated by the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement.

(vii)         There are no actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened against the Indenture Trustee before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or governmental agency or instrumentality, or arbitrator which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Indenture Trustee of any of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Backup Servicing Agreement.

(l)            You shall have received an opinion addressed to you, as Representatives of the several Underwriters, CNHCA and the Seller of counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            The Trustee is duly incorporated, validly existing in good standing as a banking corporation under the laws of the State of New York.

(ii)           The Trustee has power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

(iii)          The Trust Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee, in accordance with its terms.

(iv)          Each of the Notes and the Certificates has been duly executed by the Trustee.

(v)           Neither the execution or delivery by the Trustee of the Trust Agreement nor the consummation by the Trustee of any of the transactions contemplated thereby nor compliance by the Trustee with the terms or provisions of the Trust Agreement will violate any New York or United States federal law, rule or regulation governing the banking or trust powers of the Trustee or the Trustee’s certificate of incorporation or by-laws or require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of New York or the United States governing the banking trust powers of the Trustee.

(vi)          There are no actions, suits or proceedings pending or, to the best of such counsel’s knowledge without independent investigation, threatened against the Trustee before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or governmental agency or instrumentality, or arbitrator which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Trustee of the Trust Agreement.

(m)          You shall also have received an opinion addressed to you, as Representatives of the several Underwriters, CNHCA and the Seller of counsel to The Bank of New York (Delaware) as Delaware Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, covering such matters as you and your counsel may reasonably request.

(n)           You shall have received an opinion addressed to you, as Representatives of the several Underwriters, CNHCA and the Seller, of Richards, Layton & Finger, special Delaware counsel to the Trust, dated the Closing Date, subject to customary qualifications, exceptions and assumptions, and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)            The Trust has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware.

(ii)           The Trust has the power and authority, pursuant to the Trust Agreement and the laws of the State of Delaware, to execute, deliver and perform its obligations under the Basic Documents to which it is a party, and has duly authorized the Trustee to execute and deliver such Basic Documents.

(iii)          The Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

(iv)          The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Trustee, enforceable against the Depositor and the Trustee, in accordance with its terms.

(v)           Under the Delaware Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(o)           You shall have received an opinion or opinions of counsel to the Class A-4a Counterparty, addressed to you, as Representatives of the several Underwriters, and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

(p)           You shall have received an opinion of Seward & Kissell, counsel to SST, addressed to you, as Representatives of the several Underwriters, CNHCA, the Seller and the Indenture Trustee, dated the Closing Date, with respect to the enforceability of the Backup Servicing Agreement against SST under New York law, and otherwise satisfactory in form and substance to you and your counsel.

(q)           You shall have received an opinion or opinions of internal counsel to SST, addressed to you, as Representatives of the several Underwriters, CNHCA, the Seller and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

(r)            You, as Representatives of the several Underwriters, shall have received copies of any opinions of counsel to CNHCA, the Seller and/or New Holland supplied to the Rating Agencies. Any such opinions shall be dated the Closing Date and addressed to you, as Representatives of the several Underwriters, or accompanied by reliance letters addressed to you, as Representatives of the several Underwriters.

(s)           You shall have received certificates dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of CNHCA and the Seller in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of each of CNHCA and the Seller contained in the Trust Agreement, the Liquidity Receivables Purchase Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Backup Servicing Agreement, as applicable, are true and correct in all material respects, that each of

CNHCA and the Seller, has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since                , 200X except as may be disclosed in the Prospectus or, in the case of CNHCA or CNH America LLC, as may be disclosed publicly by CNHCA or CNH America LLC prior to the Execution Time, no material adverse change in or affecting particularly the business or properties of the Trust, the Seller, the Servicer, CNHCA or CNH America LLC has occurred.

(t)            You shall have received certificates dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of New Holland in which such officer shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of New Holland contained in the Administration Agreement, the Sale and Servicing Agreement and the Backup Servicing Agreement are true and correct in all material respects, that New Holland has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, and (ii) since                , 200X except as may be disclosed in the Prospectus or as may be disclosed publicly by New Holland prior to the Execution Time, no material adverse change in or affecting particularly the business or properties of New Holland has occurred.

(u)           You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware reflecting the transfer of the interest of CNHCA in the Receivables and the proceeds thereof to the Seller, and the transfer of the interest of the Seller in the Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

(v)           [The A-1 Notes shall have been rated A-1+, F1+, P-1 and R-1, and the A-2 Notes, the A-3 Notes, the A-4a Notes and the A-4b Notes shall have been rated AAA, AAA, Aaa and AAA, by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Dominion Bond Rating Service (“DBRS”), respectively; the B Notes shall have been rated A+, A, A3 and A by S&P, Fitch, Moody’s and DBRS, respectively; and the C Notes shall have been rated BBB by S&P, Fitch and DBRS], respectively.

(w)          The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller.

(x)            On the Closing Date, the Certificates shall have been issued to the Seller.

(y)           The Seller will provide or cause to be provided to you, as Representatives of the several Underwriters, such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

The documents required to be delivered by this Section 8 will be delivered at the office of counsel for CNHCA and the Seller, at 71 S. Wacker Drive, Chicago, Illinois 60606, on the Closing Date.

9.             Free Writing Prospectuses; Delivery of Preliminary Prospectus.

(a)           The Seller and each Underwriter represents that it has not and will not use (i) any Free Writing Prospectus except any Trust Free Writing Prospectus and (ii) any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB (“ABS Informational and Computational Material”) in reliance upon Rules 167 and 426.

(b)           Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, no Underwriter will convey or deliver any written communication to any person in connection with the initial offering of the Notes, unless such written communication (i) is made in reliance on Rule 134, (ii) constitutes a prospectus satisfying the requirements of Rule 430B or (iii) constitutes a Free Writing Prospectus.

(c)           Each Underwriter will deliver to the Seller and CNHCA, no later than two Business Days prior to the date of first use thereof, any Free Writing Prospectus prepared by or on behalf of the Underwriter, including any Free Writing Prospectus that contains any “issuer information”, as defined in Rule 433(h) (“Trust Information”) (any Free Writing Prospectus prepared by an Underwriter is referred to as an “Underwriter Free Writing Prospectus”).

(d)           Each Underwriter represents and warrants to the Seller and CNHCA that each Underwriter Free Writing Prospectus did not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however,that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Trust Information supplied by the Seller or CNHCA to the Representatives or such Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Seller or CNHCA to the Representatives or such Underwriter prior to the Time of Sale.

(e)           The Seller agrees to file with the Commission when required under the Rules and Regulations the following:

(i)            Any Trust Free Writing Prospectus;

(ii)           Any Underwriter Free Writing Prospectus at the time required to be filed; and

(iii)          Any Free Writing Prospectus for which the Seller or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Seller or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)            Notwithstanding the provisions of Section 9(e), the Seller will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(g)           The Seller and the Underwriters each agree that any Free Writing Prospectuses prepared by it will contain the following legend:

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on           the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx].

(h)           The Seller and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433.

(i)            If any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to a purchaser of a Note contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter will notify the Seller and CNHCA thereof within one Business Day after discovery.

(j)            Provided that the Defective Free Writing Prospectus was a Trust Free Writing Prospectus or contained Trust Information, the Underwriter will, if requested by the Seller:

(i)            Prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(ii)           Deliver the Corrected Free Writing Prospectus to each purchaser of a Note which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Notes;

(iii)          Reform the contract of purchase with such purchaser by notifying such purchaser in a prominent fashion that the prior agreement to purchase Notes has been terminated, and of such purchaser’s rights as a result of termination of such agreement; and

(iv)          Provide such purchaser with an opportunity to affirmatively agree to purchase such Notes on the terms described in the Corrected Free Writing Prospectus.

(k)           Each Underwriter, severally, represents and agrees (i) that it did not enter into any contract of sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, convey to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Seller), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.

(l)            Each Underwriter covenants with the Seller and the Trust that after the final Prospectus is available the Underwriter will not distribute any written information concerning the Notes to a prospective purchaser of Notes unless such information is preceded or accompanied by the final Prospectus. .

10.           Indemnification and Contribution. (a) The Seller and CNHCA will, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller or CNHCA; and

(iii)          against any and all expense whatsoever (including, subject to Section 10(c) hereof, the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Act and Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information.

(c)           Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. The failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section except to the extent that such indemnifying party has been materially prejudiced by such failure and, moreover, the failure to so notify any indemnifying party shall not relieve such indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section. In any proceeding hereunder any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the Representatives and any such separate firm for CNHCA and the Seller, the directors of CNHCA and the Seller, the officers of CNHCA and the Seller who sign the Registration Statement and such control persons of CNHCA and the Seller or authorized representatives shall be designated in writing by CNHCA and the Seller. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability and fault on claims that are the subject matter of such proceeding.

(d)           In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 10 is for any reason held to be unavailable other than in accordance with its terms, the Seller, CNHCA and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and one or more of the Underwriters, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Seller and CNHCA are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Seller, each officer of the Seller who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Act shall have the same rights to contribution as the Seller. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Notes purchased by it hereunder.

11.           Defaults of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on the Closing Date and arrangements satisfactory to the Representatives and the Seller for the purchase of such Notes by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in Section 13 and except that, if the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall be 10% or less of the aggregate principal amount of all the Notes set forth in Schedule I hereto, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

12.           No Bankruptcy Petition. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

13.           Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller and CNHCA or any of their officers and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation or statement as to the results thereof made by or on behalf of any Underwriter or of the Seller or any of their respective representatives, officers or directors or any controlling person, and (iii) delivery of and payment for the Notes. The provisions of Section 14 of this Agreement shall survive the termination of this Agreement.  If for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 7 and the respective obligations of the Seller and the Underwriters pursuant to Section 10 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) or (v) of Section 8(d)), the Seller will reimburse any Underwriter, upon demand, for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Notes. Nothing contained in this Section 13 shall limit the recourse of the Seller against the Underwriters.

14.           Relationship Among Parties.  CNHCA and the Seller acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to CNHCA and the Seller with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, CNHCA, the Seller or any other person.  Additionally, none of the

Underwriters are advising CNHCA, the Seller or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  CNHCA and the Seller shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to CNHCA or the Seller with respect to any such legal, tax, investment, accounting or regulatory matters. Any review by the Underwriters of CNHCA, the Seller, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of CNHCA or the Seller.

15.           Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to                             ,                            and                                ,                                  , as Representatives of the Several Underwriters; if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at CNH Capital Receivables LLC, 100 South Saunders Road, Lake Forest, IL 60045, Attention: Treasurer; or, if sent to CNHCA, will be mailed, delivered or telegraphed and confirmed to it at CNH Capital America LLC, 100 South Saunders Road, Lake Forest, IL 60045, Attention: Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 10 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

16.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligations hereunder. No purchaser of Notes from any Underwriter shall be deemed to be a successor of such Underwriter merely because of such purchase.

17.           Representation. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

18.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19.           Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Underwriting Agreement

Signature Page

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller, CNHCA and the several Underwriters in accordance with its terms.

Very truly yours,

CNH CAPITAL RECEIVABLES LLC,

By:
Name:
Title:

CNH CAPITAL AMERICA LLC,

By:
Name:
Title:

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first written above.

on behalf of itself and as Representative
of the several Underwriters,

By:
Name:
Title:

on behalf of itself and as Representative
of the several Underwriters,

By:
Name:
Title:

SCHEDULE I

CNH EQUIPMENT TRUST 200X-Y

OFFERED SECURITY	PRINCIPAL AMOUNT	PRICE

A-1 Notes

A-2 Notes

A-3 Notes

A-4a Notes

A-4b Notes

B Notes

C Notes